Exhibit 10.27

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is made and entered into effective _________________ (the “Grant Date”), by and between InnerWorkings, Inc., a Delaware corporation (the “Company”), and _________________ (the “Participant”).

RECITALS

WHEREAS, the Company has adopted the InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to the Plan, the Company desires to grant to the Participant the Restricted Stock Units set forth in Section 2(a) below, subject to certain restrictions set forth in this Agreement, effective as of the Grant Date; and

WHEREAS, the Board of Directors or Compensation Committee of the Board of Directors of the Company (the “Committee”) has duly made all determinations necessary or appropriate to the grants hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.Definitions. Any capitalized term used in this Agreement that is not defined in this Agreement will have the same meaning given to it in the Plan.

2.Grant of Restricted Stock Units; Vesting. Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant an Award of _________________ Restricted Stock Units. Each Restricted Stock Unit is a notional amount that represents the right to receive one Share, subject to the terms and conditions of the Plan and this Agreement, if and when the Restricted Stock Unit vests. The shares of Restricted Stock will vest on ________; provided that upon the Participant’s termination of Service for any reason prior to the vesting date, all unvested Restricted Stock Units shall be cancelled and forfeited.

3.Transferability. The Restricted Stock Units granted hereunder may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered.

4.Rights as a Stockholder. Except as otherwise provided in this Section 4, unless and until a Restricted Stock Unit has vested and the Share underlying it has been distributed to the Participant, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Restricted Stock Units. Notwithstanding the foregoing, if the Company declares a cash dividend on its Shares after the Grant Date, then on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per Share multiplied by the number of Restricted Stock Units credited to the Participant through the record date. The dollar amount referred to in the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the Participant’s Restricted Stock Units awarded under this Agreement, and will be paid in cash in a single sum at the time that the Shares associated with the Participant’s Restricted Stock Units are delivered (or forfeited at the time that the Participant’s Restricted Stock Units are forfeited).

5.Delivery. Once a Restricted Stock Unit vests, the Participant will be entitled to receive a Share in its place. Delivery of the Share to the Participant will be made as soon as administratively practicable after the date on which the associated Restricted Stock Unit vests in accordance with Section 2. Shares will be credited to an account established for the benefit of the Participant with the Company’s administrative agent, and the Participant will have full legal and beneficial ownership of the Shares at that time.

6.Taxes. The Participant agrees to determine and be responsible for all tax consequences to the Participant with respect to the Restricted Stock Units.

7.Plan. The Participant hereby acknowledges receipt of a copy of the Plan. Notwithstanding any other provision of this Agreement, this Award is granted pursuant to the Plan, as in effect on the date of the Agreement, and is subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that except as otherwise provided by the Plan, no amendment to either the Plan or this Agreement will deprive the Participant, without the Participant’s consent, of the Award or of the Participant’s rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Restricted Stock Units, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, will be final and binding upon the Participant. In the event that the terms of this Agreement conflict with the terms of the Plan, the Plan shall control.

8.No Guarantee of Continued Service. Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

9.Changes in Company’s Capital or Organizational Structure. The existence of the Restricted Stock Units shall not affect in any way the right or authority of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Shares ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

10.Delays. In accordance with the terms of the Plan, the Company shall have the right to suspend or delay any time period prescribed in this Agreement or in the Plan for any action if the Committee shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a shareholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a shareholder of the Company.

11.Governing Law; Construction. This Agreement and the Restricted Stock Units will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to conflicts of law principles. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Illinois, Cook County, including the Federal Courts located therein (should Federal jurisdiction exist). Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context requires.

12.Entire Agreement. This Agreement, together with the Plan and any other agreements incorporated herein by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

13.Amendment. This Agreement may be amended as provided in the Plan.

14.Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.

15.Counterparts. This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.

16.Notices. Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company at InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, IL 60654, Attention: Corporate Secretary and (b) the Participant at the Participant’s address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

17.Headings. The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

18.Severability. If any provision of this Agreement is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted.

19.No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

20.Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company will be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

21.Successors and Assigns. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a representative, and all rights granted to the Company under this Agreement, will be binding upon the Participant’s or the representative’s heirs, legal representatives and successors.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first written above.

INNERWORKINGS, INC.:		PARTICIPANT:

By:
Name:
Title:	Name: